Exhibit 99.2

Sorrento Therapeutics Secures Rights to Biomiga Diagnostics’ Therapeutic Drug Monitoring Device for Development of Personalized Paclitaxel Cancer Therapy

San Diego, CA – September 10, 2013 – Sorrento Therapeutics, Inc. (OTC QB: SRNE; Sorrento) announced today that it has secured an option to an exclusive license for the worldwide rights to Biomiga Diagnostics’ (Biomiga) proprietary therapeutic drug monitoring (TDM) device for paclitaxel products. The license and option agreement allows Sorrento to utilize the TDM device for the clinical development of individualized dosing regimens of Sorrento’s late-stage compound, Cynviloq™ (paclitaxel polymeric micelle). Sorrento can exercise the option for exclusive rights to paclitaxel monitoring products and exclusive commercial supply by Biomiga upon the payment of $1 million within 30 days of the TDM device being ready for human clinical trials with Cynviloq.

Successful development of an oncology TDM program at the point-of-care may change the way cancer patients are treated. Biomiga’s TDM device in development is intended to provide a point-of-care measurement of patient paclitaxel blood levels during chemotherapy treatment, potentially maximizing anti-tumor responses while minimizing toxicity. Paclitaxel chemotherapy treatment exhibits a narrow therapeutic window with a high variation in blood levels.

“This transaction reflects the forward-looking culture at Sorrento as we strive to become an innovator and leader in cancer therapy. Biomiga’s TDM device may enable us to develop and deliver a potentially advantageous paclitaxel product for patients by establishing a new paradigm for chemotherapy,” said Henry Ji, Ph.D., President and CEO of Sorrento.

About Sorrento Therapeutics, Inc.

Sorrento Therapeutics, Inc. is a publicly-traded, development-stage biopharmaceutical company engaged in the acquisition, discovery, development and commercialization of proprietary drug therapeutics for addressing significant unmet medical needs in the Unites States, Europe and additional international markets. Sorrento’s therapeutic focus is oncology, but is also developing therapeutic products for inflammation, metabolic, and infectious diseases. Sorrento’s drug development pipeline features the late-stage compound, Cynviloq™, a next-generation nanoparticle formulation of paclitaxel for the potential treatment of various solid tumors. Sorrento’s proprietary G-MAB® fully-human antibody library platform was designed to facilitate the rapid identification and isolation of highly specific antibody therapeutics. In addition, Sorrento is developing proprietary ADCs as well as AfDCs combining its G-MAB® antibodies with anti-tumor agents.

More information is available at www.sorrentotherapeutics.com.

About Biomiga Diagnostics

Biomiga Diagnostics’ is a privately-held company whose mission is to transform healthcare by point-of-care tests for TDM. Vuong Trieu, Chief Scientific Officer of Sorrento, is the founder and majority shareholder of Biomiga Diagnostics. To learn more about Biomiga Diagnostics, visit www.biomigadiagnostics.com.

Forward-Looking Statements

This press release contains forward-looking statements subject to risks and uncertainties that could cause actual results to differ materially from those projected. Words such as “assumes,” “plans,” “believes,” “expects,” “anticipates,” and “will,” and similar expressions, are intended to identify forward-looking statements. Forward-looking statements include statements about the potential for: (i) the successful development and commercialization of Cynviloq, (ii) Biomiga to successfully develop and manufacture a proprietary TDM device for any paclitaxel products, and (iii) a new advantageous product or paradigm shift for chemotherapy. All such forward-looking statements are based on Sorrento’s current beliefs and expectations, and should not be regarded as a representation by Sorrento that any of its plans will be achieved. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in Sorrento’s businesses; the reliance on Biomiga for development and supply of the device; the scope and validity of patent protection for Sorrento’s platform technologies, and the risk that the development or commercialization of product candidates may infringe the intellectual property rights of others; the potential that Sorrento may require substantial additional funding in order to obtain regulatory approval for and commercialize Sorrento’s proprietary G-MAB® fully-human antibody library platform technologies or product candidates; and additional risks set forth in Sorrento’s filings with the Securities and Exchange Commission. These forward-looking statements represent Sorrento’s judgment as of the date of this release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Sorrento undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Contact:

Dr. Henry Ji

President and Chief Executive Officer

Sorrento Therapeutics, Inc.

hji@sorrentotherapeutics.com

T: (858) 210-3702